Transocean Ltd. Announces 5-Year $830 Million USD Drilling Contract for Newbuild Ultra-Deepwater Drillship

STEINHAUSEN, Switzerland—December 28, 2018—Transocean Ltd. (NYSE: RIG) announced today that it has signed a rig design and construction management contract, as well as a five-year drilling contract, with Chevron USA, Inc. (“Chevron”) for one of its two dynamically positioned ultra-deepwater drillships (“the drillship”) currently under construction at the Jurong shipyard in Singapore. The drilling contract has an estimated backlog of $830 million USD, excluding mobilization and reimbursables. The drilling contract is subject to design, construction, and delivery requirements set forth in the construction contract.

The rig will be the first ultra-deepwater floater rated for 20,000 psi operations and is expected to commence operations in the Gulf of Mexico in the second half of 2021.

In the event of termination for convenience by the customer, Transocean will be compensated for its incremental 20,000 psi subsea investment in the rig. Additionally, a termination for convenience occurring after April 2020, would result in a substantial termination fee.

The drillship will feature the most advanced capabilities and state-of-the-art technology available including dual 20,000 psi blowout preventers, net hook-load capacity of three million pounds, 165-ton active heave compensating crane, and an enhanced dynamic positioning system.  The rig’s high reliability power plant will also be configured to comply with Tier III International Maritime Organization emissions standards.

“We are extremely pleased to announce that we have entered into an agreement with Chevron to construct and operate the industry’s most capable ultra-deepwater drillship,” said Jeremy Thigpen, President and CEO. “Transocean has  a long and storied history of introducing new technologies that enable our customers to safely and efficiently access the world’s most challenging reservoirs. Adding to that history, we are proud to be delivering the industry’s first rig capable of drilling and completing wells requiring subsea equipment rated to 20,000 psi.”

Thigpen concluded: “On behalf of Transocean, I thank Chevron for their long-standing partnership, and trust in our capabilities.  I also thank the members of the Chevron and Transocean teams who have spent countless hours on the development of this game-changing solution.”

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 50 mobile offshore drilling units consisting of 32 ultra-deepwater floaters, 14 harsh environment floaters, and four midwater floaters. In addition, Transocean is constructing four ultra-deepwater drillships; and one harsh environment semisubmersible in which the company has a 33.0% interest.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs,  the success of our business following the acquisitions of Songa Offshore SE and Ocean Rig UDW Inc.,  and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2017, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at:  www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at:  www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

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Media Contact:

Pam Easton

+1 713-232-7647